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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                          SIGMATRON INTERNATIONAL, INC.
                              AS OF APRIL 30, 2006

                                             JURISDICTION OF
SUBSIDIARIES                          INCORPORATION OR ORGANIZATION
------------                          -----------------------------
Standard Components de Mexico, S.A.               Mexico
AbleMex S.A. de C.V.                              Mexico

CH1 11087669.1